UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	May 11, 2005

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

On May 11th, 205 the Registrant announced that it had signed a memorandum of understanding with First Serve International LLC (“First Serve”), an entertainment company focused on feature and television production and related entertainment businesses, based in Los Angeles (USA), with operations also in London (Europe) and Mumbai (Asia).  A formal marketing agreement is expected to be signed within 30 days.

MediaSentinel™ is the Registrant’s comprehensive anti-piracy solution for addressing the movie industry’s serious video piracy problem.  The Motion Picture Association of America estimates the U.S. motion picture industry loses more than $3 billion annually in potential worldwide revenue due to piracy.  With high-level access in the motion picture and television production and distribution enterprises that include North American studios and networks, First Serve opens the door to implementing the Registrant’s proven product worldwide with particular emphasis to its introduction and use in one of the world’s fastest growing media markets, Asia.

By marketing the Registrant’s MediaSentinel Workstations and licensing the Registrant’s technology, in effect First Serve will take the lead in the ongoing fight against piracy by offering the entertainment industry MediaSentinel’s digital watermarking products and services for studios, television programmers and other customers.

In the USVO-First Serve relationship, the companies will jointly market the MediaSentinel Workstation to companies throughout Asia (including Bollywood in India), Europe, and the United States.  In support of these efforts, the companies will collaborate with sales support, marketing and educational programs and materials that make clear the benefits of watermarking to potential customers.  Through these efforts, the companies intend to attract new business and break ground on enforcement of copyright holders.

A copy of the News Release dated May 11th, 2005 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated May 11th, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :

May 17th, 2005

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

For release May 11, 2005 Contact: USA Video Interactive Corp. Phone: 860 434 5535 - Ext 125 e-mail: filmtracer@usvo.com

First Serve International and USVO form partnership

First Serve to Bring MediaSentinel Anti-piracy Technology to Asia-Pacific & the Middle East

(Old Lyme, CT – May 11, 2005)  -  USA Video Interactive Corp. (“USVO”), supplier of the powerful MediaSentinel™ digital watermarking technology, has signed a memorandum of understanding with First Serve International LLC (“First Serve”) an entertainment company focused on feature and television production and related entertainment businesses, based in Los Angeles (USA), with operations also in London (Europe) and Mumbai (Asia).  A formal marketing agreement is expected to be signed within 30 days.

MediaSentinel™ is USVO’s comprehensive anti-piracy solution for addressing the movie industry’s serious video piracy problem.  The Motion Picture Association of America estimates the U.S. motion picture industry loses more than $3 billion annually in potential worldwide revenue due to piracy.  With high-level access in the motion picture and television production and distribution enterprises that include North American studios and networks, First Serve opens the door to implementing USVO’s proven product worldwide with particular emphasis to its introduction and use in one of the world’s fastest growing media markets, Asia.

By marketing USVO’s MediaSentinel Workstations and licensing USVO technology, in effect First Serve will take the lead in the ongoing fight against piracy by offering the entertainment industry MediaSentinel’s digital watermarking products and services for studios, television programmers and other customers.  “We are very excited about the tremendous opportunity this relationship brings for market acceptance of MediaSentinel,” said Edwin Molina, President and CEO of USVO.  “We are extremely excited to have a person of the stature of First Serve’s Chairman, Vijay Amritraj, sign on to this important mission of developing the future of media property,” said Molina, adding that he was elated to “receive the endorsement and support of Vijay, who is not just a legendary sportsman and entertainment entrepreneur, but also a UN Messenger of Peace.”

In the USVO-First Serve relationship, the companies will jointly market the MediaSentinel Workstation to companies throughout Asia (including Bollywood in India), Europe, and the United States.  In support of these efforts, the companies will collaborate with sales support, marketing and educational programs and materials that make clear the benefits of watermarking to potential customers.  Through these efforts, the companies intend to attract new business and break ground on enforcement of copyright holders.

“We are indeed excited to work with USVO.  MediaSentinel offers tremendous benefits in a cost and time efficient manner to the fast-growing media industry around the world to fight and deter piracy,” said Vijay Amritraj. “First Serve will launch a global campaign to create awareness by showcasing MediaSentinel at premium production and post-production facilities to demonstrate its proven ability.”

The MediaSentinel Workstation embeds effortlessly, invisible forensic watermarks throughout the entire area of every frame in video content.  The watermarks are virtually impossible to remove, and can survive a wide variety of conversions and attacks.  MediaSentinel includes unique SmartMark technology that intelligently evaluates image characteristics to ensure that the watermarks remain invisible even in extreme situations.  Law enforcement authorities and others authorized with MediaSentinel’s software and keys can easily read the watermarks.  MediaSentinel complements other content protection methods that are used in video distribution.

About USA Video Interactive Corp. (USVO)

USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions. The Company developed its MediaSentinel™ digital watermarking technology and its StreamHQ™ architecture to provide a wide range of business customers with value-added media delivery services.  USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

About First Serve International, LLC (FSI)

First Serve International is a California based LLC with offices in Los Angeles, London and India to produce and distribute motion pictures and television programming. FSI also offers consulting and marketing services to media companies and markets media related products as well as engages in related businesses such as consumer products licensing. Besides its well-known Chairman, Vijay Amritraj, FSI management includes its CEO, Edward Borgerding, a former senior executive of the Walt Disney Company, and, FSI Senior Vice President, Munish (Max) Gupta, a well-known Asian-American journalist turned entertainment entrepreneur.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 - 5535

Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Edwin Molina (860) 434 - 5535

First Serve International, LLC Corporate Headquarters Office: 16555 Sherman Way, Suite A, Van Nuys, California 91406, USA. Telephone (818) 988-5299; Facsimile (818) 988-5812; Email: fseusa @ pacbell.net London Office: Bournebridge House, Ascot Road, Holyport, Berkshire SL62JB, U.K. Telephone: +44-(01628) 621-410

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaSentinel™ is a trademark of USA Video Interactive Corp.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.